Bruker Reports Third Quarter 2026 Financial Results

•
Q3-26 revenue of $874.0 million, up 1.6% yoy; up 0.7% organically
•
Q3-26 non-GAAP operating margin of 16.3%, up 400 bps yoy
•
Q3-26 GAAP diluted Loss Per Share of $(0.81); non-GAAP diluted EPS of $0.56, up 24.4% yoy
•
Reconfirming prior FY2026 organic revenue growth and non-GAAP EPS guidance

BILLERICA, Massachusetts – November 4, 2026 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for the three and nine months ended September 30, 2026.

Frank H. Laukien, Bruker’s President and CEO, commented: “Bruker drives significant advances in post-genomic drug discovery and disease biology research, from proteoforms to glycobiology, and from functional protein interactions to spatial biology. These deeper insights into molecular, cell and tissue biology are foundational for successful drug development and useful AI frontier models. Together with strong growth-drivers in infectious disease diagnostics, and in deep-tech and semiconductor metrology, we are poised for growth acceleration.”

He continued: “In the third quarter, we achieved very significant margin expansion and non-GAAP EPS growth, driven by our focus on cost discipline and execution. Bruker’s positive booking trends continued with the fifth consecutive quarter of Bruker Scientific Instruments (BSI) book-to-bill greater than one. We see strengthening demand in most of our end markets, and in Q3 also in the US academic market. With BSI organic bookings and backlog both up mid-single digits % year-to-date, we expect revenue growth acceleration, continued margin expansion and double-digit EPS growth in FY27.”

Third Quarter 2026 (Q3-26) Financial Results

Bruker’s revenues for the third quarter of 2026 were $874.0 million, an increase of 1.6% compared to $860.5 million in the third quarter of 2025. In Q3-26, revenues increased organically yoy by 0.7%. Growth from acquisitions was 1.7%, with constant exchange rate (CER) growth of 2.4%, while foreign currency translation had an unfavorable impact of -0.8% yoy.

Q3-26 Bruker Scientific Instruments (BSI) revenues of $793.9 million increased 0.8% yoy, with organic revenue decreasing by 0.4%. Q3-26 Bruker Energy & Supercon Technologies (BEST) revenues of $82.1 million increased 11.2% yoy, with an organic revenue increase of 11.8%, net of intercompany eliminations.

Q3-26 GAAP operating loss was $(91.0) million, compared to GAAP operating loss of $(51.8) million in the third quarter of 2025. Third quarter 2026 GAAP financial results include non-cash goodwill impairment charges of $174.5 million. Bruker's Q3-26 non-GAAP operating income was $142.6 million, compared to $105.9 million in the third quarter of 2025, and Q3-26 non-GAAP operating margin was 16.3%, compared to 12.3% in the third quarter of 2025.

Q3-26 GAAP diluted loss per share was $(0.81) compared to diluted loss per share of $(0.41) in the third quarter of 2025. Q3-26 non-GAAP diluted EPS was $0.56, up 24.4% compared to $0.45 in the third quarter of 2025.

First Nine Months of 2026 Financial Results

For the first nine months of 2026, Bruker’s revenues were $2.54 billion, an increase of 3.1% compared to $2.46 billion in the first nine months of 2025. In the first nine months of 2026, revenues decreased organically by 0.3% yoy, while growth from acquisitions was 1.9%, CER growth was 1.6%, and foreign currency translation had a favorable impact of 1.5%.

In the first nine months of 2026, BSI revenues of $2.32 billion increased 2.4% yoy, with revenue decreasing by 1.0% organically. First nine months 2026 BEST revenues of $223.1 million increased 11.9% yoy, with organic growth of 8.3%, net of intercompany eliminations.

In the first nine months of 2026, GAAP operating loss was $(146.1) million, compared to GAAP operating loss of $(8.1) million in the first nine months of 2025. Bruker's non-GAAP operating income in the first nine months of 2026 was $345.3 million, compared to $279.6 million in the first nine months of 2025. Bruker’s non-GAAP operating margin in the first nine months of 2026 improved to 13.6%, compared to 11.4% in the first nine months of 2025.

First nine months 2026 GAAP diluted loss per share was $(1.20) compared to diluted loss per share of $(0.25) in the first nine months of 2025. First nine months 2026 non-GAAP diluted EPS was $1.36, compared to $1.23 in the first nine months of 2025.

Reconfirming FY26 Organic Revenue Growth and Non-GAAP EPS Outlook; Updating for Currency

Bruker now expects FY26 revenues of $3.52 to $3.56 billion, compared to FY25 revenues of $3.44 billion, with 2.5% to 3.5% year-over-year reported revenue growth, including:

•
Organic revenue growth of 1% to 2%,
•
M&A revenue growth of approximately 1.5%,
•
CER revenue growth of 2.5% to 3.5%, and
•
Foreign currency neutral to revenue (previously a tailwind of 0.5%).

Bruker continues to expect FY26 non-GAAP EPS of $2.10 to $2.15 compared to $1.83 in FY25, an increase of 15% to 17% year-over-year. Our FY26 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of September 30, 2026.

For the Company’s outlook for 2026 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and constant exchange rate non-GAAP EPS growth, and non-GAAP EPS, each of which are forward-looking non-GAAP measures, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, November 4, 2026, at 8:30 am Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q3 2026 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Third Quarter 2026 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10212828/10522f25490 and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

A telephone replay of the conference call will be available by dialing 1-855-669-9658 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 6425293. The replay will be available beginning one hour after the end of the conference call through December 4, 2026.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in specialty diagnostics, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, clinical microbiology and molecular diagnostics, as well as in the semiconductor industry. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating income margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net; non-GAAP profit before income taxes; non-GAAP income tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, impairments, acquisition and related integration expenses, amortization of acquired intangible assets, and other non-operational costs.

We also may refer to CER currency revenue growth, CER non-GAAP EPS growth, and free cash flow which are also non-GAAP financial measures. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define the term CER EPS as non-GAAP EPS excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities, less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2026 non-GAAP organic revenue, non-GAAP M&A revenue, and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2026 and beyond financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, margin improvements, foreign currency translation revenue impact, EPS, non-GAAP EPS, and CER Non-GAAP EPS growth; effects of academic market and tariff dynamics on our future financial results and our ability to mitigate such effects in the future; management’s expectations for the impact of foreign currency and acquisitions; the effects of our expanded cost savings initiatives; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, (1) the length and severity of any recession and the impact on global economic conditions, (2) the impact of supply chain challenges, including inflationary pressures, (3) the impact of geopolitical instability and tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from the ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, (4) the conflict in Israel, Palestine and surrounding areas and hostilities in the Middle East, including heightened tensions in Iran, and the possible expansion of such conflicts and potential geopolitical consequences and global instability, (5) the ongoing tensions between the United States and China, tariff increases or uncertainties and trade policy changes and restrictions, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, (6) continued volatility in the capital markets, (7) the impact of increased interest rates, (8) the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, (9) our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, (10) the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, (11) changes in governmental regulations, intellectual property rights, and litigation, (12) exposure to foreign currency fluctuations, (13) the impact of foreign currency exchange rates, (14) our ability to service our debt obligations and fund our anticipated cash needs, (15) the effect of a concentrated ownership of our common stock, (16) the loss of key personnel, (17) payment of future dividends, (18) the impact (if any) of macroeconomic issues, including uncertainties related to trade policies or tariff regulations, and (19) other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2025, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by applicable law.

Contact:

Joe Kostka

Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$874.0	$860.5	$2,535.9	$2,459.3
Cost of revenue	444.7	481.1	1,310.8	1,330.8
Gross profit	429.3	379.4	1,225.1	1,128.5
Operating expenses:
Selling, general and administrative	226.5	242.5	707.5	699.3
Research and development	92.0	98.3	287.6	295.6
Goodwill impairment charge	174.5	96.5	309.4	96.5
Other charges (benefits), net	27.3	(6.1)	66.7	45.2
Total operating expenses	520.3	431.2	1,371.2	1,136.6
Operating loss	(91.0)	(51.8)	(146.1)	(8.1)
Other interest and other (expense) income	(29.3)	(20.0)	7.0	(38.1)
Loss before income taxes, equity in (losses) income of unconsolidated investee, net of tax, and non controlling interests in consolidated subsidiaries (a)	(120.3)	(71.8)	(139.1)	(46.2)
Income tax (benefit) provision	(12.2)	(14.1)	4.5	(8.5)
Equity in (losses) income of unconsolidated investees, net of tax	(1.6)	(0.8)	(1.3)	0.2
Consolidated net loss	(109.7)	(58.5)	(144.9)	(37.5)
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	2.1	1.1	4.5	(2.9)
Net loss attributable to Bruker Corporation	$(111.8)	$(59.6)	$(149.4)	$(34.6)
Dividends on Series A Mandatory Convertible Preferred Stock	11.0	2.8	32.8	2.8
Net loss attributable to Bruker Corporation common shareholders	$(122.8)	$(62.4)	$(182.2)	$(37.4)
Net loss per common share attributable to Bruker Corporation shareholders:
Basic	$(0.81)	$(0.41)	$(1.20)	$(0.25)
Diluted	$(0.81)	$(0.41)	$(1.20)	$(0.25)
Weighted average common shares outstanding:
Basic	152.5	151.8	152.3	151.7
Diluted	152.5	151.8	152.3	151.7
(a)
On subsequent pages this is referred to as “(Loss) profit before income tax”.

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue by Segment (a):
Bruker BIOS	$397.2	$391.2	$1,154.8	$1,117.1
Bruker MID	133.6	130.2	395.8	373.3
Bruker Nano	263.1	266.5	770.4	775.2
BSI Revenue Total	793.9	787.9	2,321.0	2,265.6
BEST	82.1	73.8	223.1	199.4
Eliminations	(2.0)	(1.2)	(8.2)	(5.7)
Total revenue	$874.0	$860.5	$2,535.9	$2,459.3

Revenue by End Customer Geography:
United States	$231.2	$226.0	$701.3	$666.3
Europe	320.2	312.5	950.5	870.2
Asia Pacific	247.7	252.5	673.7	727.2
Other	74.9	69.5	210.4	195.6
Total revenue	$874.0	$860.5	$2,535.9	$2,459.3
(a)
Effective July 1, 2026, the Company completed a reorganization of its reportable segments to streamline its organizational structure and further facilitate decision making, accountability, customer focus, and innovation. Prior to this change, the Company’s reportable segments consisted of Bruker Scientific Instruments (“BSI”) BioSpin, BSI CALID (Chemicals, Applied Markets, Life Science, In Vitro Diagnostics, Detection), BSI NANO, and Bruker Energy & Supercon Technologies (“BEST”). Following the reorganization, the Company’s reportable segments consist of BSI Biosystems (“BIOS”), BSI Microbiology and Infection Diagnostics (“BMID”), BSI NANO, and BEST. Prior period segment information has been recast to conform to the new reportable segments.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for the three and nine months ended September 30, 2026, and September 30, 2025, respectively, for the following measures: Gross profit and Gross profit margin; Selling, General and Administrative (“SG&A”) expenses; Operating (loss) income and Operating (loss)income margin; Interest and other (expense) income, net; (Loss) profit before income taxes; Net (loss) income attributable to Bruker Corporation Common Shareholders; Diluted net (loss) income per common share; and Income tax rate.

	Gross profit	Gross profit margin	SG&A expenses	Operating (loss) income	Operating (loss) income margin	Interest and other (expense) income, net	(Loss) profit before income tax (a)	Net (loss) income attributable to Bruker Corporation Common Shareholders	Diluted net (loss) income per common share attributable to Bruker Corporation Common Shareholders (b)	Income tax rate
Three Months Ended September 30, 2026:
GAAP	$429.3	49.1%	$226.5	$(91.0)	(10.4)%	$(29.3)	$(120.3)	$(122.8)	$(0.81)	10.1%
Non-GAAP adjustments:
Restructuring costs	0.6	0.1%	—	6.3	0.7%	—	6.3	6.3	0.05	—
Acquisition-related costs	0.4	—	—	20.0	2.3%	—	20.0	20.0	0.12	—
Purchased intangibles amortization	17.2	2.0%	(12.7)	30.1	3.4%	—	30.1	30.1	0.20	—
Goodwill and Intangible assets impairment charges	—	—	—	174.5	20.0%	—	174.5	174.5	1.14	—
Lease and fixed asset impairment charges	0.1	—	—	0.5	0.1%	—	0.5	0.5	—	—
Unrealized gain on equity interest investment	—	—	—	—	—	(9.7)	(9.7)	(9.7)	(0.06)	—
Investments related adjustments	—	—	—	—	—	35.8	35.8	35.8	0.23	—
Other costs	0.7	0.1%	—	2.2	0.2%	—	2.2	3.4	0.03	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(51.8)	(0.34)	(13.9)%
Other Discrete Items	—	—	—	—	—	—	—	—	—	32.2%
Total Non-GAAP adjustments	19.0	2.2%	(12.7)	233.6	26.7%	26.1	259.7	209.1	1.37	18.3%
Non-GAAP	$448.3	51.3%	$213.8	$142.6	16.3%	$(3.2)	$139.4	$86.3	$0.56	28.4%

Three Months Ended September 30, 2025:
GAAP	$379.4	44.1%	$242.5	$(51.8)	(6.0)%	$(20.0)	$(71.8)	$(62.4)	$(0.41)	19.5%
Non-GAAP adjustments:
Restructuring costs	20.2	2.3%	—	34.5	4.0%	—	34.5	34.5	0.23	—
Acquisition-related costs	2.0	0.2%	—	4.7	0.5%	—	4.7	4.7	0.03	—
Acquisition-related hybrid liability remeasurements	—	—	—	(43.7)	(5.1)%	—	(43.7)	(43.7)	(0.29)	—
Purchased intangibles amortization	14.6	1.7%	(15.4)	30.3	3.5%	—	30.3	30.3	0.20	—
Acquisition-related litigation charges	—	—	—	4.1	0.5%	—	4.1	4.1	0.03	—
Goodwill and intangible assets impairment charges	12.6	1.5%	—	119.4	13.9%	—	119.4	119.4	0.79	—
Investments related adjustments	—	—	—	—	—	8.9	8.9	8.9	0.06	—
Other costs	2.1	0.3%	—	8.4	1.0%	—	8.4	9.3	0.07	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(37.2)	(0.26)	(3.6)%
Other Discrete Items	—	—	—	—	—	—	—	—	—	8.5%
Total Non-GAAP adjustments	51.5	6.0%	(15.4)	157.7	18.3%	8.9	166.6	130.3	0.86	4.9%
Non-GAAP	$430.9	50.1%	$227.1	$105.9	12.3%	$(11.1)	$94.8	$67.9	$0.45	24.4%

(a)
Referred to as “Loss before income taxes, equity in (losses) income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.
(a)
GAAP diluted EPS would have been $(0.80) for the three months ended September 30, 2026, if calculated using the Non‑GAAP diluted share count. For the three months ended September 30, 2025 GAAP diluted EPS would have been the same using either GAAP or Non‑GAAP diluted share counts as the share count difference was immaterial and did not affect GAAP EPS after rounding.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Gross profit	Gross profit margin	SG&A expenses	Operating (loss) income	Operating (loss) income margin	Interest and other income (expense), net	(Loss) profit before income tax (a)	Net (loss) income attributable to Bruker Corporation Common Shareholders	Diluted net (loss) income per common share attributable to Bruker Corporation Common Shareholders (b)	Income tax rate
Nine Months Ended September 30, 2026
GAAP	$1,225.1	48.3%	$707.5	$(146.1)	(5.8)%	$7.0	$(139.1)	$(182.2)	$(1.20)	(3.2)%
Non-GAAP adjustments:
Restructuring costs	10.4	0.4%	—	28.3	1.1%	—	28.3	28.3	0.19	—
Acquisition-related costs	4.6	0.2%	—	31.9	1.3%	—	31.9	31.9	0.21	—
Purchased intangibles amortization	52.2	2.1%	(43.4)	95.9	3.8%	—	95.9	95.9	0.63	—
Gain on remeasurement of previously held equity interest	—	—	—	—	—	(12.2)	(12.2)	(12.2)	(0.08)	—
Goodwill and Intangible assets impairment charges	0.7	—	—	312.1	12.3%	—	312.1	312.1	2.04	—
Lease and fixed asset impairment charges	2.2	0.1%	—	16.1	0.6%	—	16.1	16.1	0.11	—
Unrealized gain on equity interest investment	—	—	—	—	—	(37.3)	(37.3)	(37.3)	(0.24)	—
Investments related adjustments	—	—	—	—	—	36.1	36.1	36.1	0.24	—
Other costs	1.5	—	—	7.1	0.3%	—	7.1	7.1	0.03	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(87.1)	(0.57)	16.0%
Other Discrete Items	—	—	—	—	—	—	—	—	—	14.2%
Total Non-GAAP adjustments	71.6	2.8%	(43.4)	491.4	19.4%	(13.4)	478.0	390.9	2.56	30.2%
Non-GAAP	$1,296.7	51.1%	$664.1	$345.3	13.6%	$(6.4)	$338.9	$208.7	$1.36	27.0%

Nine Months Ended September 30, 2025:
GAAP	$1,128.5	45.9%	$699.3	$(8.1)	(0.3)%	$(38.1)	$(46.2)	$(37.4)	$(0.25)	18.4%
Non-GAAP adjustments:
Restructuring costs	27.2	1.1%	—	52.0	2.1%	—	52.0	52.0	0.34	—
Acquisition-related costs	7.1	0.3%	—	17.1	0.7%	—	17.1	17.1	0.11	—
Acquisition-related hybrid liability remeasurements	—	—	—	(42.0)	(1.7)%	—	(42.0)	(42.0)	(0.28)	—
Purchased intangibles amortization	43.6	1.8%	(44.9)	89.1	3.6%	—	89.1	89.1	0.59	—
Acquisition-related litigation charges	—	—	—	26.7	1.1%	—	26.7	26.7	0.18	—
Goodwill and intangible assets impairment charges	18.3	0.7%	—	126.6	5.1%	—	126.6	126.6	0.83	—
Investments related adjustments	—	—	—	—	—	11.3	11.3	11.3	0.07	—
Other costs	4.3	0.2%	—	18.2	0.8%	—	18.2	16.4	0.11	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(72.8)	(0.47)	4.0%
Other Discrete Items	—	—	—	—	—	—	—	—	—	3.2%
Total Non-GAAP adjustments	100.5	4.1%	(44.9)	287.7	11.7%	11.3	299.0	224.4	1.48	7.2%
Non-GAAP	$1,229.0	50.0%	$654.4	$279.6	11.4%	$(26.8)	$252.8	$187.0	$1.23	25.6%

(a)
Referred to as “Loss before income taxes, equity in (losses) income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.
(b)
GAAP diluted EPS would have been $(1.19) for the nine months ended September 30, 2026, if calculated using the Non‑GAAP diluted share count. For the nine months ended September 30, 2025 GAAP diluted EPS would have been the same using either GAAP or Non‑GAAP diluted share counts as the share count difference was immaterial and did not affect GAAP EPS after rounding.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for CER currency revenue, organic revenue, free cash flow, and weighted average common shares outstanding (Diluted):

	Total Bruker			Bruker Scientific Instruments (a)			BEST
Three Months Ended September 30,	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025
GAAP revenue	$874.0	1.6%	$860.5	$793.9	0.8%	$787.9	$80.1	10.3%	$72.6
Effect of changes in foreign currency translation rates	(7.2)		24.9	(6.1)		21.7	(1.1)		3.2
Non-GAAP CER currency revenue	881.2	2.4%	835.6	800.0	1.5%	766.2	81.2	11.8%	69.4
Acquisitions (b)	15.0		9.8	15.0		9.8	—		—
Non-GAAP Organic revenue	$866.2	0.7%	$825.8	$785.0	(0.4)%	$756.4	$81.2	11.8%	$69.4

	Total Bruker			Bruker Scientific Instruments (a)			BEST
Nine Months Ended September 30,	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025
GAAP revenue	$2,535.9	3.1%	$2,459.3	$2,321.0	2.4%	$2,265.6	$214.9	10.9%	$193.7
Effect of changes in foreign currency translation rates	36.4		37.9	31.2		33.7	5.2		4.2
Non-GAAP CER currency revenue	2,499.5	1.6%	2,421.4	2,289.8	1.1%	2,231.9	209.7	8.3%	189.5
Acquisitions (b)	47.2		108.6	47.2		108.6	—		—
Non-GAAP Organic revenue	$2,452.3	(0.3)%	$2,312.8	$2,242.6	(1.0)%	$2,123.3	$209.7	8.3%	$189.5

(a)
BSI revenue reflects the sum of the BSI BIOS, BMID, and NANO Segments. See note (a) above in the Revenue by Segment table regarding the Company’s segment reorganization effective July 1, 2026
(b)
We define the term acquisitions revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.
(c)
Yoy growth rates are calculated as the percentage increase (or decrease) in respective line items relative to GAAP revenue in the comparable prior year.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$118.2	$(33.2)	$112.0	$(95.7)
Non-GAAP adjustments:
Purchases of property, plant and equipment and intangible assets	(21.5)	(20.9)	(74.5)	(68.2)
Non-GAAP free cash flow	$96.7	$(54.1)	$37.5	$(163.9)

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Weighted Average Common Shares Outstanding (Diluted)	152.5	151.8	152.3	151.7
Stock options, restricted stock units, and employee stock purchase plan (a)	0.7	0.2	0.6	0.3
Series A Mandatory Convertible Preferred Stock (b)	—	—	—	—
Non-GAAP Weighted Average Common Shares Outstanding (Diluted)	153.2	152.0	152.9	152.0
(a)
The Non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the three and nine months ended September 30, 2026, because the Company reported a GAAP net loss for those periods.
(b)
The impact of the Series A Mandatory Convertible Preferred Stock (MCP) calculated under the if-converted method was anti-dilutive for both GAAP and Non-GAAP EPS for the three and nine months ended September 30, 2026, and September 30, 2025, respectively.

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$119.7	$298.8
Accounts receivable, net	563.9	544.9
Inventories	1,102.7	1,094.6
Other current assets	370.8	274.2
Total current assets	2,157.1	2,212.5
Property, plant and equipment, net	695.7	744.8
Goodwill, intangibles, net and other long-term assets	2,975.5	3,284.1
Total assets	$5,828.3	$6,241.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$10.4	$16.6
Accounts payable	207.8	215.9
Current portion of deferred revenue and customer advances	428.8	441.3
Other current liabilities	525.1	605.4
Total current liabilities	1,172.1	1,279.2
Long-term debt	1,703.0	1,852.5
Other long-term liabilities	610.2	599.4

Redeemable noncontrolling interests	37.0	36.8

Total shareholders' equity	2,306.0	2,473.5
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$5,828.3	$6,241.4

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Consolidated net (loss) income	$(109.7)	$(58.5)	$(144.9)	$(37.5)
Adjustments to reconcile net (loss) income to cash flows from operating activities:
Depreciation and amortization	54.1	55.7	170.4	162.2
Asset impairments	210.8	137.2	368.5	147.5
Other non-cash expenses (income), net	(23.7)	(49.6)	(47.6)	(98.9)
Changes in operating assets and liabilities, net of acquisitions and divestitures	(13.3)	(118.0)	(234.4)	(269.0)
Net cash provided by (used in) operating activities	118.2	(33.2)	112.0	(95.7)

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(21.5)	(20.9)	(74.5)	(68.2)
Cash paid for acquisitions, net of cash acquired	(57.0)	(0.2)	(73.0)	(69.7)
Other investing activities, net	5.8	(2.7)	9.8	(3.1)
Net cash used in investing activities	(72.7)	(23.8)	(137.7)	(141.0)

Cash flows from financing activities:
Repayments of revolving lines of credit	(90.0)	(574.7)	(115.0)	(793.8)
Proceeds from revolving lines of credit	35.0	457.3	230.0	765.5
Repayment of long-term debt	(2.7)	(299.0)	(186.3)	(321.3)
Proceeds from long-term debt	—	0.6	—	3.5
Proceeds from issuance of Series A Mandatory Convertible Preferred Stock, net of issuance costs	—	669.5	—	669.5
Payment of dividends to shareholders	(18.7)	—	(55.8)	(15.3)
Other financing activities, net	(33.7)	4.7	(38.7)	(5.4)
Net cash provided by (used in) financing activities	(110.1)	258.4	(165.8)	302.7

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.7)	(0.3)	12.2	44.6
Net decrease in cash, cash equivalents and restricted cash	(65.3)	201.1	(179.3)	110.6
Cash, cash equivalents and restricted cash at beginning of period	189.1	96.2	303.1	186.7
Cash, cash equivalents and restricted cash at end of period	$123.8	$297.3	$123.8	$297.3